SUB-ITEM 77D(g)

                            POLICIES WITH RESPECT TO
                              SECURITY INVESTMENTS

                               AIM GROWTH SERIES


Effective June 5, 2000, AIM Basic Value Fund (the "Fund") no longer invested all of its investable assets in the Value Portfolio and directly invest in the securities in which it previously indirectly invested by virtue of its interests in the Value Portfolio. The Fund's investment strategies are the same as those which formerly applied to the Value Portfolio.


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                                                                 SUB-ITEM 77D(g)

                            POLICIES WITH RESPECT TO
                              SECURITY INVESTMENTS

                               AIM GROWTH SERIES


Effective September 11, 2000, AIM Small Cap Growth Fund (the "Fund") no longer invested all of its investable assets in the Small Cap Portfolio and directly invest in the securities in which it previously indirectly invested by virtue of its interests in the Small Cap Portfolio. The Fund's investment strategies are the same as those which formerly applied to the Small Cap Portfolio.